EXHIBIT 5.1


                   [Morgan, Lewis & Bockius LLP Letterhead]

September 7, 2004


Blue Ridge Real Estate Company
Big Boulder Corporation
P. O. Box 707
Blakeslee, PA  18610-0707

Re:   Blue Ridge Real Estate Company/Big Boulder Corporation - Registration
Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Blue Ridge Real Estate Company and Big Boulder Corporation, both Pennsylvania corporations (collectively, the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 96,000 shares of Common Stock, without par value (the "Shares"), of the Company issuable in connection with the Blue Ridge Real Estate Company/Big Boulder Corporation Stock Option Agreements identified as Exhibits in Item 8 of the Registration Statement (the "Agreements"). In connection with this opinion letter, we have examined the Registration Statement and originals, or copies or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, the Agreements and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Agreements, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Pennsylvania Business Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius, LLP